UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2 REGISTRATION STATEMENT NO. 333-130247

UNDER THE

SECURITIES ACT OF 1933

CHINA BAK BATTERY, INC.

(Name of Small Business Issuer in Its Charter)

Nevada	3692	88-0442833
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street

Kuichong Town, Longgang District

Shenzhen

People’s Republic of China

(86-755) 8977-0093

(Address of Telephone Number of Principal Executive Offices)

Nevada Agency and Trust Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

(775) 322-5623

(Name, Address and Telephone Number of Agent for Service)

With copy to:

David T. Zhang

Latham & Watkins LLP

41st Floor

One Exchange Square

8 Connaught Place, Central

Hong Kong

Telephone: (852) 2522-7886

Facsimile: (852) 2522-7006

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

On December 9, 2005, China BAK Battery, Inc. (the “Company”) filed Registration Statement No. 333-130247 on Form SB-2, as amended from time to time thereafter, to register 8,531,852 shares of common stock, $0.001 par value per share, of the Company’s common stock (“Common Stock”) owned by the selling stockholders listed therein (the “Selling Stockholders”).

On August 2, 2006, the Company determined that the financial statements contained in the Registration Statement should no longer be relied upon.

Pursuant to an undertaking made in Item 28 of the Registration Statement, the Company hereby removes from registration all shares of Common Stock that have not been sold by the Selling Stockholders pursuant to such Registration Statement during the effective period.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant determines that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Shenzhen, the People’s Republic of China, on August 4, 2006.

CHINA BAK BATTERY, INC. (Registrant)

By:	/s/ Xiangqian Li
Xiangqian Li
Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Xiangqian Li

Xiangqian Li	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 4, 2006
/s/ Yongbin Han

Yongbin Han	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2006
/s/ Huanyu Mao

Huanyu Mao	Director, Chief Operating Officer and Chief Technology Officer	August 4, 2006

Richard B. Goodner	Director

/s/ Joseph R. Mannes

Joseph R. Mannes	Director	August 4, 2006

Jay J. Shi	Director